EXHIBIT 1
JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 3, 2022
OCM VALUE SPAC HOLDINGS, L.P.

	By:	Oaktree Fund GP I, L.P.
	Its:	General Partner

	By:	/s/ Henry Orren
	Name:	Henry Orren
	Title:	Authorized Signatory

OAKTREE FUND GP, LLC

	By:	Oaktree Fund GP I, L.P.
	Its:	Managing Member

	By:	/s/ Henry Orren
	Name:	Henry Orren
	Title:	Authorized Signatory

OAKTREE FUND GP I, L.P.

	By:	/s/ Henry Orren
	Name:	Henry Orren
	Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

	By:	/s/ Henry Orren
	Name:	Henry Orren
	Title:	Senior Vice President

OCM HOLDINGS I, LLC

	By:	/s/ Henry Orren
	Name:	Henry Orren
	Title:	Senior Vice President

OAKTREE HOLDINGS, LLC

	By:	/s/ Henry Orren
	Name:	Henry Orren
	Title:	Senior Vice President

OAKTREE CAPITAL GROUP, LLC

	By:	/s/ Henry Orren
	Name:	Henry Orren
	Title:	Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

	By:	/s/ Henry Orren
	Name:	Henry Orren
	Title:	Senior Vice President

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Senior Vice President Legal & Regulatory

BAM PARTNERS TRUST

By:	BAM Class B Partners Inc.
Its:	Trustee

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Secretary